OSPREY PARTNERS
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                                   INVESTMENT BANKING  o  MANAGEMENT CONSULTING


                                  CONFIDENTIAL

                         Shareholder/Investor Relations
                             Compensation Aqreement

The following sets forth the terms of the engagement of OSPREY PARTNERS, 2517 Route 35, Suite D-201, Manasquan, NJ 08736 ("Osprey") by SCAN-GRAPHICS, INC., 700 Abbott Drive, Broomall, PA 19008 (the "Company") for the year ending December 31. 1996.

1. With regard to Osprey's shareholder and investor relations activities on the Company's behalf, Osprey will, in concert with the Company's management, assist in the preparation of the Company's News Releases, Annual Reports, Notice of Annual Meeting of Shareholders, Proxy Statements and other SEC required reports; and continue to handle shareholder and financial community public relations for the Company.

2. In consideration of Osprey's services pursuant shareholder and investor relations activities on the Company's behalf, Osprey shall be entitled to receive, and the Company agrees to pay Osprey the following compensation:

     Upon execution of this Agreement for services from January 1, 1996 through December 31, 1996 the Company shall issue to Osprey warrents to purchase up to 60,000 shares of its common stock, such warrants to vest at the rate of 5,000 shares on the first of each month for the twelve (12) months starting January 1, 1996, such warrants to be exerciseable at $3.00 per share through December 31, 2000. These Warrants will vest in the fashion described whether or not the holder continues to be employed by the Company, with such Warrants having "piggyback" rights of registration on the next Registration Statement to be filed by the Company, and subject to the terms, conditions and limitations set forth herein. The Company reserves the right to pay Osprey in cash at the rate of $1.25 per warrant (share) up to $6,250 before the first of each month in lieu of up to the 5,000 warrants that otherwise would have vested on the first of that month. (Example: If the Company pays Osprey a retainer in the amount of $1,250 before the first of any month of 1996, 1,000 of the 5,000 warrants to vest upon the first of that month would be canceled, and the remaining 4,000 warrants would vest in Osprey.)

3. The Company agrees to reimburse, upon request from time-to-time, all out-of-pocket expenses incurred by Osprey in connection with its activities on behalf of the Company.


                                  CONFIDENTIAL

Accepted and Agreed to:

OSPREY PARTNERS                             SCAN-GRAPHICS, INC.

By: /s/ Michael A. Mulshine                 By: /s/ Andrew E. Trolio
    -----------------------                     --------------------
    Michael A. Mulshine                         Andrew E. Trolio
    President                                   President

Date: 4/25/96                               Date: 4/29/96
      ---------------------                       ------------------


               2517 Route 35 o Suite D-201 o Manasquan, NJ 08736
         908-528-8585 o FAX: 908-223-9803 o E-Mail: GRXY60A@PRODIGY.COM
                            A Mulshine Group Company


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